Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contact:	Investor Contacts:
	Mary Eure	Steve McGarry
	703/984-6785	703/984-6746
	Martha Holler	Joe Fisher
	703/984-5178	703/984-5755
SALLIE MAE REPORTS SECOND-QUARTER 2009 RESULTS
53-Percent Growth in Federal Student Loan Originations
RESTON, Va., July 21, 2009 — SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, reported net income on a core earnings basis of $170 million, or $.31 per diluted share, for the second quarter ended June 30, 2009, vs. net income of $156 million, or $.27 per diluted share, in the year-ago quarter.
Second-Quarter Highlights
This quarter’s results included $325 million ($.44 per diluted share) of gains on debt repurchases, $362 million provision for private credit losses, and a $105 million ($.13 per diluted share) reduction of net interest income caused by commercial paper market dislocation. Excluded from core earnings is $141 million ($.17 per diluted share) of floor income.
In the quarter, the company added significantly to its liquidity by:
•	Extending its asset-backed commercial paper facility to April 23, 2010 and reducing outstandings from $21.8 billion to $12.5 billion;

•	Completing $5.1 billion in federal student loan and $2.6 billion in private education loan securitizations;

•	Repurchasing $1.1 billion in unsecured debt maturing between 2009 and 2014; and

•	Funding $11 billion through the Straight A conduit program sponsored by the Department of Education (ED).
Also during the second quarter, the company was awarded a contract with ED for loan servicing.
Loan Volume
With the conclusion of the 2008-2009 academic lending season, the company originated nearly $20 billion in federal student loans, an increase over the 2007-2008 academic year’s $18 billion.
“We met our 2008 commitment to make every federal student loan to every student at every school last academic year,” said Albert L. Lord, vice chairman & CEO. “We were prepared for a
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significant increase in federal loan applications, and our loan origination team delivered outstanding service. We again expect to handle a sizeable increase this year and look forward to providing the first-rate loan origination service our students and schools rely on.”
During the quarter, the company originated $3.7 billion in federal student loans, compared to $2.4 billion in the year-ago quarter, a 53-percent increase. The company implemented its new private education loan product, the SMART Option Student Loan, raised credit quality standards and originated $387 million in private education loans in the quarter.
Asset Quality
The company charged off $355 million of managed private education loans in the quarter, an increase from $202 million in this year’s first quarter. Approximately half of the charged-off loans were non-traditional private education loans, a market segment that the company discontinued 18 months ago. The related loan loss provision was $362 million, compared to $297 million in the prior quarter.
While 90-day plus delinquencies rose during the quarter, early stage delinquencies declined. The loan loss allowance totaled nearly $2 billion at the end of the second-quarter 2009 and covers expected charge-offs for the next two years.
Other Income and Operating Expenses
Core earnings fee income, which consists primarily of fees earned from guarantor servicing and collection activity, was $201 million in the second quarter, compared to $221 million in the year-ago quarter.
Operating expenses were $305 million for the quarter, a decrease from $339 million in the year-ago quarter.
GAAP
Sallie Mae reports financial results on a GAAP basis and also presents certain core earnings performance measures. The company’s management, equity investors, credit rating agencies and debt capital providers use these core earnings measures to monitor the company’s business performance. Both a description of the core earnings treatment and a full reconciliation to the GAAP income statement can be found at: http://www.salliemae.com/about/investors/stockholderinfo/earningsinfo/, click on the Second Quarter 2009 Supplemental Earnings Disclosure.
Sallie Mae reported a second-quarter 2009 GAAP net loss of $123 million, or $.32 diluted loss per share, compared to net income of $266 million, or $.50 diluted earnings per share, in the 2008 second quarter. This loss was primarily driven by a $484 million unrealized, mark-to-market loss on derivative and hedging activities. Such mark-to-market gains and losses are volatile, temporary and will generally reverse so that there is no cumulative, unrealized gain or loss at the respective maturity dates of the derivatives.
The GAAP provision for loan losses was $278 million, compared to the year-ago quarter’s $143
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million. Under GAAP accounting, the provision for loan losses is based only on on-balance sheet loans, while the comparable core earnings figure is based on total managed loans.
Presentation slides for the conference call discussed below may be accessed on www.salliemae.com/about/investors/stockholderinfo/webcast.
***
The company will host an earnings conference call tomorrow, July 22 at 8 a.m. EDT. Sallie Mae executives will be on hand to discuss various highlights of the quarter and to answer questions related to the company’s performance. Individuals interested in participating should call the following number tomorrow, July 22, 2009, starting at 7:45 a.m. EDT: (877) 356-5689 (USA and Canada) or (706) 679-0623 (International) and use access code 15501913. The conference call will be replayed continuously beginning at 11 a.m. EDT on July 22, 2009, and concluding at midnight on Aug. 5, 2009. To access the replay, please dial (800) 642-1687 (USA and Canada) or dial (706) 645-9291 (International) and use access code 15501913. In addition, there will be a live audio Web cast of the conference call, which may be accessed at www.salliemae.com. A replay will be available 30 to 45 minutes after the live broadcast.
This press release contains “forward-looking statements” based on management’s current expectations as of the date of this release. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations, and from changes in such laws and regulations, adverse results in legal disputes, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, changes in liquidity, financing costs and in the general interest rate environment. For more information, see the company’s filings with the Securities and Exchange Commission, including the forward-looking statements contained in the company’s Supplemental Financial Information Second Quarter 2009. All information in this release is as of July 21, 2009. The Company does not undertake any obligation to update or revise these forward-looking statements to conform the statement to actual results or changes in the Company’s expectations.
***
SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, is the nation’s leading provider of saving, planning and paying for education programs. Through its subsidiaries, the company manages $188 billion in education loans and serves 10 million student and parent customers. Through its Upromise affiliates, the company also manages more than $19 billion in 529 college-savings plans, and is a major, private source of college funding contributions in America with 10 million members and nearly $500 million in member rewards. Sallie Mae and its subsidiaries offer debt management services as well as business and technical products to a range of business clients, including higher education institutions, student loan guarantors and state and federal agencies. More information is available at www.SallieMae.com. SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.
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SLM CORPORATION

Supplemental Earnings Disclosure

June 30, 2009

(In millions, except per share amounts)

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2009	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

SELECTED FINANCIAL INFORMATION AND RATIOS
GAAP Basis
Net income (loss) attributable to SLM Corporation(1)	$(123)	$(21)	$266	$(144)	$162
Diluted earnings (loss) per common share attributable to SLM Corporation common shareholders(1)	$(.32)	$(.10)	$.50	$(.42)	$.23
Return on assets	(.30)%	(.05)%	.74%	(.18)%	.23%
“Core Earnings” Basis(2)(3)
“Core Earnings” net income attributable to SLM Corporation(1)(3)	$170	$14	$156	$184	$344
“Core Earnings” diluted earnings (loss) per common share attributable to SLM Corporation common shareholders(1)(3)	$.31	$(.03)	$.27	$.28	$.62
“Core Earnings” return on assets	.34%	.03%	.34%	.19%	.38%
OTHER OPERATING STATISTICS
Average on-balance sheet student loans	$153,588	$149,662	$133,748	$151,636	$131,544
Average off-balance sheet student loans	34,902	35,577	38,175	35,237	38,670

Average Managed student loans	$188,490	$185,239	$171,923	$186,873	$170,214

Ending on-balance sheet student loans, net	$154,157	$150,374	$134,289
Ending off-balance sheet student loans, net	33,961	34,961	37,615

Ending Managed student loans, net	$188,118	$185,335	$171,904

Ending Managed FFELP Stafford and Other Student Loans, net	$68,374	$64,690	$51,622
Ending Managed FFELP Consolidation Loans, net	85,272	86,228	89,213
Ending Managed Private Education Loans, net	34,472	34,417	31,069

Ending Managed student loans, net	$188,118	$185,335	$171,904

(1)	On January 1, 2009, the Company adopted the Financial Accounting Standards Board’s Statement of Financial Accounting Standards (“SFAS”) No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51,” the provisions of which, among other things, require that minority interests be renamed, “noncontrolling interests,” and that a company present a consolidated net income (loss) measure that includes the amount attributable to such “noncontrolling interests” for all periods presented.

(2)	See explanation of “Core Earnings” performance measures under “Reconciliation of ‘Core Earnings’ Net Income to GAAP Net Income.”

(3)	“Core Earnings” does not include Floor Income unless it is Fixed-Rate Floor Income that is economically hedged. The amount of this Economic Floor Income (net of tax) excluded from “Core Earnings” for the three months ended June 30, 2009, March 31, 2009, and June 30, 2008 and the six months ended June 30, 2009 and 2008 was:

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2009	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Total Economic Floor Income earned on Managed loans, not included in “Core Earnings” (net of tax)	$89	$79	$22	$168	$49

Total Economic Floor Income earned, not included in “Core Earnings” (net of tax) per common share attributable to SLM Corporation common shareholders	$.17	$.17	$.05	$.36	$.10

SLM CORPORATION

Consolidated Balance Sheets

(In thousands, except per share amounts)

	June 30,	March 31,	June 30,
	2009	2009	2008
	(unaudited)	(unaudited)	(unaudited)

Assets
FFELP Stafford and Other Student Loans (net of allowance for losses of $102,857; $101,375; and $56,882, respectively)	$44,044,636	$43,444,179	$43,146,711
FFELP Stafford Loans Held-for-Sale	18,159,232	14,399,802	—
FFELP Consolidation Loans (net of allowance for losses of $50,181; $50,919; and $40,811, respectively)	70,102,304	70,885,647	73,171,342
Private Education Loans (net of allowance for losses of $1,396,707; $1,384,455; and $1,129,000, respectively)	21,850,688	21,644,579	17,970,556
Other loans (net of allowance for losses of $68,282; $66,011; and $46,794, respectively)	489,180	684,913	902,684
Cash and investments	8,212,439	3,748,192	7,912,882
Restricted cash and investments	5,245,702	3,855,546	3,701,454
Retained Interest in off-balance sheet securitized loans	1,820,614	1,950,566	2,544,517
Goodwill and acquired intangible assets, net	1,233,871	1,239,556	1,304,941
Other assets	10,025,129	9,698,331	12,907,154

Total assets	$181,183,795	$171,551,311	$163,562,241

Liabilities
Short-term borrowings	$47,331,576	$46,331,461	$37,191,756
Long-term borrowings	125,880,044	116,669,381	117,920,836
Other liabilities	3,120,636	3,586,610	2,905,165

Total liabilities	176,332,256	166,587,452	158,017,757

Commitments and contingencies
Equity
Preferred stock, par value $.20 per share, 20,000 shares authorized:
Series A: 3,300; 3,300; and 3,300 shares, respectively, issued at stated value of $50 per share	165,000	165,000	165,000
Series B: 4,000; 4,000; and 4,000 shares, respectively, issued at stated value of $100 per share	400,000	400,000	400,000
Series C: 7.25% mandatory convertible preferred stock: 1,150; 1,150; and 1,150 shares, respectively, issued at liquidation preference of $1,000 per share	1,149,770	1,149,770	1,150,000
Common stock, par value $.20 per share, 1,125,000 shares authorized:
534,842; 534,698; and 534,010 shares, respectively, issued	106,969	106,940	106,802
Additional paid-in capital	4,709,053	4,694,155	4,637,731
Accumulated other comprehensive income (loss), net of tax expense (benefit)	(48,683)	(70,450)	61,994
Retained earnings	229,865	378,387	855,527

Total SLM Corporation stockholders’ equity before treasury stock	6,711,974	6,823,802	7,377,054
Common stock held in treasury: 67,128; 67,105; and 66,445 shares, respectively	1,860,440	1,859,955	1,842,050

Total SLM Corporation stockholders’ equity	4,851,534	4,963,847	5,535,004
Noncontrolling interest	5	12	9,480

Total equity	4,851,539	4,963,859	5,544,484

Total liabilities and equity	$181,183,795	$171,551,311	$163,562,241

SLM CORPORATION

Consolidated Statements of Income

(In thousands, except per share amounts)

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2009	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$323,939	$342,816	$497,598	$666,755	$962,074
FFELP Consolidation Loans	460,690	489,362	769,664	950,052	1,606,320
Private Education Loans	393,019	387,041	409,323	780,060	852,845
Other loans	18,468	16,420	21,355	34,888	44,699
Cash and investments	7,044	5,971	70,521	13,015	194,337

Total interest income	1,203,160	1,241,610	1,768,461	2,444,770	3,660,275
Total interest expense	819,459	1,026,547	1,365,918	1,846,006	2,981,363

Net interest income	383,701	215,063	402,543	598,764	678,912
Less: provisions for loan losses	278,112	250,279	143,015	528,391	280,326

Net interest income (loss) after provisions for loan losses	105,589	(35,216)	259,528	70,373	398,586

Other income (loss):
Servicing and securitization revenue (loss)	87,488	(95,305)	1,630	(7,817)	109,272
Losses on sales of loans and securities, net	—	—	(43,583)	—	(78,249)
Gains (losses) on derivative and hedging activities, net	(561,795)	104,025	362,043	(457,770)	89,247
Contingency fee revenue	73,368	74,815	83,790	148,183	169,096
Collections revenue (loss)	22,068	(21,330)	26,365	738	83,604
Guarantor servicing fees	24,772	34,008	23,663	58,780	58,316
Other	399,065	192,458	108,728	591,523	202,261

Total other income	44,966	288,671	562,636	333,637	633,547

Expenses:
Restructuring expenses	4,430	4,773	46,740	9,203	67,418
Operating expenses	315,185	301,483	353,688	616,668	709,336

Total expenses	319,615	306,256	400,428	625,871	776,754

Income (loss) before income tax expense (benefit)	(169,060)	(52,801)	421,736	(221,861)	255,379
Income tax expense (benefit)	(46,551)	(31,696)	153,074	(78,247)	90,586

Net income (loss)	(122,509)	(21,105)	268,662	(143,614)	164,793
Less: net income attributable to noncontrolling interest	211	281	2,926	492	2,861

Net income (loss) attributable to SLM Corporation	(122,720)	(21,386)	265,736	(144,106)	161,932
Preferred stock dividends	25,800	26,395	27,391	52,195	56,416

Net income (loss) attributable to SLM Corporation common stock	$(148,520)	$(47,781)	$238,345	$(196,301)	$105,516

Basic earnings (loss) per common share attributable to SLM Corporation common shareholders	$(.32)	$(.10)	$.51	$(.42)	$.23

Average common shares outstanding	466,799	466,761	466,649	466,780	466,615

Diluted earnings (loss) per common share attributable to SLM Corporation common shareholders	$(.32)	$(.10)	$.50	$(.42)	$.23

Average common and common equivalent shares outstanding	466,799	466,761	517,954	466,780	467,316

Dividends per common share attributable to SLM Corporation common shareholders	$—	$—	$—	$—	$—

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income

(In thousands)

	Quarter ended June 30, 2009
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$309,553	$—	$—	$309,553	$14,386	$323,939
FFELP Consolidation Loans	394,288	—	—	394,288	66,402	460,690
Private Education Loans	558,667	—	—	558,667	(165,648)	393,019
Other loans	18,468	—	—	18,468	—	18,468
Cash and investments	3,683	—	4,319	8,002	(958)	7,044

Total interest income	1,284,659	—	4,319	1,288,978	(85,818)	1,203,160
Total interest expense	823,308	5,001	3,721	832,030	(12,571)	819,459

Net interest income (loss)	461,351	(5,001)	598	456,948	(73,247)	383,701
Less: provisions for loan losses	401,790	—	—	401,790	(123,678)	278,112

Net interest income (loss) after provisions for loan losses	59,561	(5,001)	598	55,158	50,431	105,589

Contingency fee revenue	—	73,368	—	73,368	—	73,368
Collections revenue	—	22,068	—	22,068	—	22,068
Guarantor servicing fees	—	—	24,772	24,772	—	24,772
Other income (loss)	359,363	—	46,273	405,636	(480,878)	(75,242)

Total other income	359,363	95,436	71,045	525,844	(480,878)	44,966

Restructuring expenses	4,215	368	(153)	4,430	—	4,430
Operating expenses	140,877	79,994	84,522	305,393	9,792	315,185

Total expenses	145,092	80,362	84,369	309,823	9,792	319,615

Income (loss) before income tax expense (benefit)	273,832	10,073	(12,726)	271,179	(440,239)	(169,060)
Income tax expense (benefit)(1)	101,580	3,634	(4,690)	100,524	(147,075)	(46,551)
Less: net income attributable to noncontrolling interest	—	211	—	211	—	211

Net income (loss) attributable to SLM Corporation	$172,252	$6,228	$(8,036)	$170,444	$(293,164)	$(122,720)

Economic Floor Income (net of tax) not included in “Core Earnings”	$88,899	$—	$—	$88,899

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income

(In thousands)

	Quarter ended March 31, 2009
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$361,919	$—	$—	$361,919	$(19,103)	$342,816
FFELP Consolidation Loans	438,896	—	—	438,896	50,466	489,362
Private Education Loans	563,282	—	—	563,282	(176,241)	387,041
Other loans	16,420	—	—	16,420	—	16,420
Cash and investments	2,179	—	5,128	7,307	(1,336)	5,971

Total interest income	1,382,696	—	5,128	1,387,824	(146,214)	1,241,610
Total interest expense	949,248	5,492	4,139	958,879	67,668	1,026,547

Net interest income (loss)	433,448	(5,492)	989	428,945	(213,882)	215,063
Less: provisions for loan losses	349,086	—	—	349,086	(98,807)	250,279

Net interest income (loss) after provisions for loan losses	84,362	(5,492)	989	79,859	(115,075)	(35,216)

Contingency fee revenue	—	74,815	—	74,815	—	74,815
Collections revenue (loss)	—	(22,019)	—	(22,019)	689	(21,330)
Guarantor servicing fees	—	—	34,008	34,008	—	34,008
Other income	102,368	—	49,781	152,149	49,029	201,178

Total other income	102,368	52,796	83,789	238,953	49,718	288,671

Restructuring expenses	1,062	1,655	2,056	4,773	—	4,773
Operating expenses	131,178	88,471	71,970	291,619	9,864	301,483

Total expenses	132,240	90,126	74,026	296,392	9,864	306,256

Income (loss) before income tax expense (benefit)	54,490	(42,822)	10,752	22,420	(75,221)	(52,801)
Income tax expense (benefit)(1)	20,063	(15,767)	3,959	8,255	(39,951)	(31,696)
Less: net income attributable to noncontrolling interest	—	281	—	281	—	281

Net income (loss) attributable to SLM Corporation	$34,427	$(27,336)	$6,793	$13,884	$(35,270)	$(21,386)

Economic Floor Income (net of tax) not included in “Core Earnings”	$79,388	$—	$—	$79,388

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income

(In thousands)

	Quarter ended June 30, 2008
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$524,022	$—	$—	$524,022	$(26,424)	$497,598
FFELP Consolidation Loans	907,669	—	—	907,669	(138,005)	769,664
Private Education Loans	665,452	—	—	665,452	(256,129)	409,323
Other loans	21,355	—	—	21,355	—	21,355
Cash and investments	80,445	—	4,902	85,347	(14,826)	70,521

Total interest income	2,198,943	—	4,902	2,203,845	(435,384)	1,768,461
Total interest expense	1,604,872	6,933	5,074	1,616,879	(250,961)	1,365,918

Net interest income (loss)	594,071	(6,933)	(172)	586,966	(184,423)	402,543
Less: provisions for loan losses	192,181	—	—	192,181	(49,166)	143,015

Net interest income (loss) after provisions for loan losses	401,890	(6,933)	(172)	394,785	(135,257)	259,528

Contingency fee revenue	—	83,790	—	83,790	—	83,790
Collections revenue	—	27,517	—	27,517	(1,152)	26,365
Guarantor servicing fees	—	—	23,663	23,663	—	23,663
Other income	61,898	—	45,587	107,485	321,333	428,818

Total other income	61,898	111,307	69,250	242,455	320,181	562,636
Restructuring expenses	30,947	5,174	10,619	46,740	—	46,740
Operating expenses	154,505	110,340	73,871	338,716	14,972	353,688

Total expenses	185,452	115,514	84,490	385,456	14,972	400,428

Income (loss) before income taxes expense (benefit)	278,336	(11,140)	(15,412)	251,784	169,952	421,736
Income tax expense (benefit)(1)	102,917	(4,050)	(5,651)	93,216	59,858	153,074
Less: net income attributable to noncontrolling interest	—	2,926	—	2,926	—	2,926

Net income (loss) attributable to SLM Corporation	$175,419	$(10,016)	$(9,761)	$155,642	$110,094	$265,736

Economic Floor Income (net of tax) not included in “Core Earnings”	$22,198	$—	$—	$22,198

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income

(In thousands)

	Six months ended June 30, 2009
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$671,472	$—	$—	$671,472	$(4,717)	$666,755
FFELP Consolidation Loans	833,184	—	—	833,184	116,868	950,052
Private Education Loans	1,121,949	—	—	1,121,949	(341,889)	780,060
Other loans	34,888	—	—	34,888	—	34,888
Cash and investments	5,862	—	9,447	15,309	(2,294)	13,015

Total interest income	2,667,355	—	9,447	2,676,802	(232,032)	2,444,770
Total interest expense	1,772,556	10,493	7,860	1,790,909	55,097	1,846,006

Net interest income (loss)	894,799	(10,493)	1,587	885,893	(287,129)	598,764
Less: provisions for loan losses	750,876	—	—	750,876	(222,485)	528,391

Net interest income (loss) after provisions for loan losses	143,923	(10,493)	1,587	135,017	(64,644)	70,373

Contingency fee revenue	—	148,183	—	148,183	—	148,183
Collections revenue	—	49	—	49	689	738
Guarantor servicing fees	—	—	58,780	58,780	—	58,780
Other income	461,731	—	96,054	557,785	(431,849)	125,936

Total other income	461,731	148,232	154,834	764,797	(431,160)	333,637

Restructuring expenses	5,277	2,023	1,903	9,203	—	9,203
Operating expenses	272,055	168,465	156,492	597,012	19,656	616,668

Total expenses	277,332	170,488	158,395	606,215	19,656	625,871

Income (loss) before income tax expense (benefit)	328,322	(32,749)	(1,974)	293,599	(515,460)	(221,861)
Income tax expense (benefit)(1)	121,643	(12,133)	(731)	108,779	(187,026)	(78,247)
Less: net income attributable to noncontrolling interest	—	492	—	492	—	492

Net income (loss) attributable to SLM Corporation	$206,679	$(21,108)	$(1,243)	$184,328	$(328,434)	$(144,106)

Economic Floor Income (net of tax) not included in “Core Earnings”	$168,287	$—	$—	$168,287

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

Segment and “Core Earnings”

Consolidated Statements of Income

(In thousands)

	Six months ended June 30, 2008
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$1,018,404	$—	$—	$1,018,404	$(56,330)	$962,074
FFELP Consolidation Loans	1,896,155	—	—	1,896,155	(289,835)	1,606,320
Private Education Loans	1,414,773	—	—	1,414,773	(561,928)	852,845
Other loans	44,699	—	—	44,699	—	44,699
Cash and investments	222,347	—	11,169	233,516	(39,179)	194,337

Total interest income	4,596,378	—	11,169	4,607,547	(947,272)	3,660,275
Total interest expense	3,429,343	13,773	10,276	3,453,392	(472,029)	2,981,363

Net interest income (loss)	1,167,035	(13,773)	893	1,154,155	(475,243)	678,912
Less: provisions for loan losses	373,502	—	—	373,502	(93,176)	280,326

Net interest income (loss) after provisions for loan losses	793,533	(13,773)	893	780,653	(382,067)	398,586

Contingency fee revenue	—	169,096	—	169,096	—	169,096
Collections revenue	—	83,878	—	83,878	(274)	83,604
Guarantor servicing fees	—	—	58,316	58,316	—	58,316
Other income	106,243	—	96,228	202,471	120,060	322,531

Total other income	106,243	252,974	154,544	513,761	119,786	633,547
Restructuring expenses	46,497	5,608	15,313	67,418	—	67,418
Operating expenses	318,141	216,482	143,526	678,149	31,187	709,336

Total expenses	364,638	222,090	158,839	745,567	31,187	776,754

Income (loss) before income tax expense (benefit)	535,138	17,111	(3,402)	548,847	(293,468)	255,379
Income tax expense (benefit)(1)	196,984	6,298	(1,252)	202,030	(111,444)	90,586
Less: net income attributable to noncontrolling interest	—	2,861	—	2,861	—	2,861

Net income (loss) attributable to SLM Corporation	$338,154	$7,952	$(2,150)	$343,956	$(182,024)	$161,932

Economic Floor Income (net of tax) not included in “Core Earnings”	$48,974	$—	$—	$48,974

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Reconciliation of “Core Earnings” Net Income to GAAP Net Income

(In thousands, except per share amounts)

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2009	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

“Core Earnings” net income attributable to SLM Corporation(A)(B)	$170,444	$13,884	$155,642	$184,328	$343,956
“Core Earnings” adjustments:
Net impact of securitization accounting	(25,861)	(198,590)	(246,506)	(224,451)	(325,652)
Net impact of derivative accounting	(494,581)	54,010	450,609	(440,571)	87,241
Net impact of Floor Income	90,022	79,023	(18,809)	169,045	(24,386)
Net impact of acquired intangibles	(9,819)	(9,664)	(15,342)	(19,483)	(30,671)

Total “Core Earnings” adjustments before income tax effect	(440,239)	(75,221)	169,952	(515,460)	(293,468)
Net tax effect	147,075	39,951	(59,858)	187,026	111,444

Total “Core Earnings” adjustments	(293,164)	(35,270)	110,094	(328,434)	(182,024)

GAAP net income (loss) attributable to SLM Corporation	$(122,720)	$(21,386)	$265,736	$(144,106)	$161,932

GAAP diluted earnings (loss) per common share attributable to SLM Corporation common shareholders	$(.32)	$(.10)	$.50	$(.42)	$.23

(A) “Core Earnings” diluted earnings (loss) per common share attributable to SLM Corporation common shareholders	$.31	$(.03)	$.27	$.28	$.62

(B) Total Economic Floor Income earned on Managed loans, not included in “Core Earnings” (net of tax) (dollars in millions)	$89	$79	$22	$168	$49

Total Economic Floor Income earned, not included in “Core Earnings” (net of tax) per common share attributable to SLM Corporation common shareholders	$.17	$.17	$.05	$.36	$.10

“Core Earnings”

In accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), we prepare financial statements in accordance with generally accepted accounting principles in the United States of America (“GAAP”). In addition to evaluating the Company’s GAAP-based financial information, management evaluates the Company’s business segments on a basis that, as allowed under the Financial Accounting Standards Board’s Statement of Financial Accounting Standards (“SFAS”) No. 131, “Disclosures about Segments of an Enterprise and Related Information,” differs from GAAP. We refer to management’s basis of evaluating our segment results as “Core Earnings” presentations for each business segment and we refer to this information in our presentations with credit rating agencies and lenders. While “Core Earnings” are not a substitute for reported results under GAAP, we rely on “Core Earnings” to manage each operating segment because we believe these measures provide additional information regarding the operational and performance indicators that are most closely assessed by management.

Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. “Core Earnings” net income reflects only current period adjustments to GAAP net income as described below. Unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting and as a result, our management reporting is not necessarily comparable with similar information for any other financial institution. Our operating segments are defined by products and services or by types of customers, and reflect the manner in which financial information is currently evaluated by management. Intersegment revenues and expenses are netted within the appropriate financial statement line items consistent with the income statement presentation provided to management. Changes in management structure or allocation methodologies and procedures may result in changes in reported segment financial information.

Limitations of “Core Earnings”

While GAAP provides a uniform, comprehensive basis of accounting, for the reasons described above, management believes that “Core Earnings” are an important additional tool for providing a more complete understanding of the Company’s results of operations. Nevertheless, “Core Earnings” are subject to certain general and specific limitations that investors should carefully consider. For example, as stated above, unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting. Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. Unlike GAAP, “Core Earnings” reflect only current period adjustments to GAAP. Accordingly, the Company’s “Core Earnings” presentation does not represent a comprehensive basis of accounting. Investors, therefore, may not compare our Company’s performance with that of other financial services companies based upon “Core Earnings.” “Core Earnings” results are only meant to supplement GAAP results by providing additional information regarding the operational and performance indicators that are most closely used by management, the Company’s board of directors, rating agencies and lenders to assess performance.

Other limitations arise from the specific adjustments that management makes to GAAP results to derive “Core Earnings” results. For example, in reversing the unrealized gains and losses that result from SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” on derivatives that do not qualify for “hedge treatment,” as well as on derivatives that do qualify but are in part ineffective because they are not perfect hedges, we focus on the long-term economic effectiveness of those instruments relative to the underlying hedged item and isolate the effects of interest rate volatility and changing credit spreads on the fair value of such instruments during the period. Under GAAP, the effects of these factors on the fair value of the derivative instruments (but not on the underlying hedged item) tend to show more volatility in the short term. While our presentation of our results on a “Core Earnings” basis provides important information regarding the performance of our Managed portfolio, a limitation of this presentation is that we are presenting the ongoing spread income on loans that have been sold to a trust managed by us. While we believe that our “Core Earnings” presentation presents the economic substance of our Managed loan portfolio, it understates earnings volatility from securitization gains. Our “Core Earnings” results exclude certain Floor Income, which is real cash income, from our reported results and therefore may understate earnings in certain periods. Management’s financial planning and valuation of operating results, however, does not take into account Floor Income because of its inherent uncertainty, except when it is Fixed-Rate Floor Income that is economically hedged through Floor Income Contracts.

Pre-Tax Differences between “Core Earnings” and GAAP

Our “Core Earnings” are the primary financial performance measures used by management to evaluate performance and to allocate resources. Accordingly, financial information is reported to management on a “Core Earnings” basis by reportable segment, as these are the measures used regularly by our chief operating decision makers. Our “Core Earnings” are used in developing our financial plans and tracking results, and also in establishing corporate performance targets and incentive compensation. Management believes this information provides additional insight into the financial performance of the Company’s core business activities. “Core Earnings” net income reflects only current period adjustments to GAAP net income, as described in the more detailed discussion of the differences between “Core Earnings” and GAAP that follows, which includes further detail on each specific adjustment required to reconcile our “Core Earnings” segment presentation to our GAAP earnings.

1)	Securitization Accounting: Under GAAP, certain securitization transactions in our Lending operating segment are accounted for as sales of assets. Under “Core Earnings” for the Lending operating segment, we present all securitization transactions on a “Core Earnings” basis as long-term non-recourse financings. The upfront “gains” on sale from securitization transactions, as well as ongoing “servicing and securitization revenue” presented in accordance with GAAP, are excluded from “Core Earnings” and are replaced by interest income, provisions for loan losses, and interest expense as earned or incurred on the securitization loans. We also exclude transactions with our off-balance sheet trusts from “Core Earnings” as they are considered intercompany transactions on a “Core Earnings” basis.

2)	Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses that are caused primarily by the one-sided mark-to-market derivative valuations prescribed by SFAS No. 133 on derivatives that do not qualify for “hedge treatment” under GAAP. These unrealized gains and losses occur in our Lending operating segment. In our “Core Earnings” presentation, we recognize the economic effect of these hedges, which generally results in any cash paid or received being recognized ratably as an expense or revenue over the hedged item’s life.

3)	Floor Income: The timing and amount (if any) of Floor Income earned in our Lending operating segment is uncertain and in excess of expected spreads. Therefore, we only include such income in “Core Earnings” when it is Fixed-Rate Floor Income that is economically hedged. We employ derivatives, primarily Floor Income Contracts and futures, to economically hedge Floor Income. As discussed above in “Derivative Accounting,” these derivatives do not qualify as effective accounting hedges, and therefore, under GAAP, they are marked-to-market through the “gains (losses) on derivative and hedging activities, net” line in the consolidated statement of income with no offsetting gain or loss recorded for the economically hedged items. For “Core Earnings,” we reverse the fair value adjustments on the Floor Income Contracts and futures economically hedging Floor Income and include the amortization of net premiums received in income.

4)	Acquired Intangibles: Our “Core Earnings” exclude goodwill and intangible impairment and the amortization of acquired intangibles.